Exhibit 10.2
AMENDMENT TO
INSEEGO CORP. 2009 OMNIBUS INCENTIVE COMPENSATION PLAN

Reference is made to that certain Inseego Corp. 2009 Omnibus Incentive Compensation Plan, as amended (the “2009 Plan”).

Effective June 6, 2018, clause (i) of Section 3(b) of the 2009 Plan is amended by deleting such clause in its entirety and replacing such clause in its entirety with the following language:

“(i). Subject to Section 3(a)(i), there is no limit on the number of Option Rights or Appreciation Rights that may be granted to a Participant during any calendar year or other period of time.”

Except as expressly amended hereunder, all terms and conditions of the 2009 Plan shall remain in full force and effect.

IN WITNESS WHEREOF, as approved, authorized and directed by the Compensation Committee of the Board of Directors of Inseego Corp., the undersigned, being a duly authorized officer of Inseego Corp., has executed this Amendment as of this 6th day of June 2018.

Inseego Corp.

/s/ Stephen Smith
Stephen Smith
Chief Financial Officer